Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                    April 1, 2005

AMREP CORPORATION

(Exact Name of Registrant as Specified in Charter)

Oklahoma	1-4702	59-0936128
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification Number)

641 Lexington Avenue, New York, New York                      10022

(Address of Principal Executive Offices)                    (Zip Code)

Registrant’s telephone number, including area code (212) 705-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As reported in Item 2.03 of this Current Report, on April 1, 2005 the Registrant’s AMREP Southwest Inc. subsidiary entered into a Credit Agreement with and delivered its related Revolving Line of Credit Note to Wells Fargo Bank, National Association. A copy of the Credit Agreement is included as Exhibit 10.1 and a copy of the Revolving Line of Credit Note is included as Exhibit 10.2 to this Current Report on Form 8-K, and such Exhibits as well as their description included in Item 2.03 of this Current Report are incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

On April 1, 2005, the Registrant’s AMREP Southwest Inc. subsidiary (the “Borrower”) entered into a Credit Agreement with and delivered its related Revolving Line of Credit Note to Wells Fargo Bank, National Association (said Agreement and Note, collectively, the “Credit Facility”). The Credit Facility provides the Borrower until October 1, 2008 with a $10 million unsecured revolving line of credit for working capital and general corporate purposes. Up to $7 million of the revolving credit is available to the Borrower for letters of credit. The Borrower has yet to draw on the revolving credit.

Under the Credit Facility, letters of credit bear a fee at the annual rate of 0.95% of face amount, and revolving borrowings bear annual interest at the Borrower’s option at (i) a fluctuating rate per annum of 0.75% below the lender’s prime rate as in effect from time to time, or (ii) LIBOR for a borrowing period selected by Borrower of one, two or three months, adjusted for regulatory reserve requirements, plus 2.0%. An additional fee of 0.2% per annum on the unused portion of the revolving credit is also payable for any quarter during which outstanding borrowings and letters of credit average less than $5 million.

The Credit Facility contains a number of restrictive covenants including those requiring the Borrower to maintain a minimum tangible net worth and unencumbered real estate assets with a specified minimum book value.

Under the Credit Facility it is an event of default if the Borrower fails to make the payments required of it or otherwise to fulfill the covenants applicable to it. In the case of events of default which are unremedied within allowable grace periods, the lender may terminate its revolving credit commitment and require immediate repayment of all outstanding borrowings.

A copy of the Credit Agreement is included as Exhibit 10.1 and a copy of the related Revolving Line of Credit Note is included as Exhibit 10.2 to this Current Report on Form 8-K, and such Exhibits are incorporated into this Item 2.03 by reference and any description of the Credit Facility in this Item 2.03 is qualified by such reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 10.1.	Credit Agreement dated as of April 1, 2005 between AMREP Southwest Inc. and Wells Fargo Bank, National Association.

Exhibit 10.2.	$10,000,000 Revolving Line of Credit Note dated April 1, 2005 of AMREP Southwest Inc. payable to the order of Wells Fargo Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11 , 2005

AMREP Corporation

By: /s/ Peter M. Pizza
Peter M. Pizza, Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement dated as of April 1, 2005 between AMREP Southwest Inc. and Wells Fargo Bank, National Association.

10.2	$10,000,000 Revolving Line of Credit Note dated April 1, 2005 of AMREP Southwest Inc. payable to the order of Wells Fargo Bank, National Association.